UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-203707

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on October 23, 2017, Shepherd’s Finance, LLC (the “Company”) entered into a Line of Credit Agreement (as amended, the “LOC Agreement”) with Paul Swanson (the “Lender”). Pursuant to the LOC Agreement, the Lender provided the Company with a revolving line of credit (the “Line of Credit”), the unsecured portion of which is evidenced by a promissory note dated as of October 23, 2017 and April 13, 2018 (the “Promissory Note”). Effective December 27, 2018, the Company and the Lender entered into a Loan Modification Agreement (the “Modification Agreement”) which extended the maturity date of the Promissory Note to March 31, 2019.

The description of the Modification Agreement above is qualified in its entirety by the Modification Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the Modification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein solely for the purposes of this Item 1.01 disclosure.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Modification Agreement between the Company and the Lender effective as of December 27, 2018

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: January 2, 2019	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager